UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 31, 2023

ABSCI CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-40646	85-3383487
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
18105 SE Mill Plain Blvd
Vancouver, WA 98683
(Address of principal executive offices, including zip code)
(360) 949-1041
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ABSI	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events

On August 31, 2023, Absci Corporation (“Absci” or the “Company”) announced an organizational realignment (the “Plan”), related to the Company’s continued realization of operational efficiencies from its AI and wet lab integration, coupled with an enhanced focus on its internal pipeline of drug discovery programs. Under this Plan, the Company is reducing its global workforce by approximately 15%, representing 30 employees.

This organizational realignment has been undertaken to further focus on and allocate resources to Absci’s internal pipeline of drug discovery programs and de novo AI platform. Absci expects no impact as a result of these actions on the Company’s ability to execute on current and projected new Active Programs with existing and potential future partners.

As a result of this organizational realignment consisting of a reduction in existing headcount and elimination of certain unfilled positions, combined with ongoing operational and technical efficiencies being realized by the Company throughout the course of 2023, Absci is updating its financial outlook for 2023.

Absci now expects a gross use of cash, cash equivalents, and short-term investments, exclusive of partnered program and equipment financing receipts, of approximately $80 million, compared to prior expectations of approximately $90 million, for the fiscal year ending December 31, 2023. Absci continues to focus its investments and operations on strategic initiatives and near-term inflection points, providing cash and cash equivalents and short-term investments into late 2025.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements. Statements in this Current Report on Form 8-K may include statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “potential,” and variations of such words or similar expressions. The Company intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements, including statements relating to the goals of the Company’s organizational realignment, the impacts of the organizational realignment on the Company’s operations, including its ability to execute on current and projected new Active Programs with existing and potential future partners, the efficiencies being realized by the Company, the Company’s anticipated use of its cash resources, and its projected cash runway, and the timing of these events, reflect the Company’s current views about its plans, intentions, expectations and strategies, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations and strategies as reflected in or suggested by those forward-looking statements are reasonable, it can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a number of risks, uncertainties and assumptions, including, but not limited to, the risk that the Company may not be able to execute on its operational plans and strategies, including with respect to the execution of Active Programs, the risk that the Company’s operating expenses may exceed its current estimates, and impacts of current macroeconomic and geopolitical events, including adverse conditions due to market volatility, increasing rates of inflation and rising interest rates, on its overall business operations and expectations, as well as those risks set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and its other filings with the U.S. Securities and Exchange Commission. These forward-looking statements are based upon the current expectations and beliefs of the Company’s management as of the date of this Current Report on Form 8-K, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Except as required by applicable law, the Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Absci Corporation

Date: September 5, 2023	By:	/s/ Sean McClain
Sean McClain
Founder and CEO